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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
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                                  FORM 8-K/A

                                CURRENT REPORT



Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 1996


                            GREENBRIAR CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     NEVADA                          0-8187            75-239947
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(State or other jurisdiction      (Commission        (IRS Employer
     of incorporation)            File Number)     Identification No.)



4265 KELLWAY CIRCLE,  ADDISON,  TEXAS                     75244
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (972)  407-8400
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

AMERICAN CARE COMMUNITIES, INC.

On December 31, 1996, the Company acquired American Care Communities, Inc. ("AMERICAN CARE COMMUNITIES, INC."), a private company, by means of a merger of AMERICAN CARE COMMUNITIES, INC. into a wholly owned subsidiary of Registrant.

AMERICAN CARE COMMUNITIES, INC. was founded in July 1993 to acquire, develop and operate assisted living facilities. AMERICAN CARE COMMUNITIES, INC., which is headquartered in Cary, North Carolina, currently owns, operates or manages a total of 15 assisted or independent living facilities with a capacity for 1,275 residents. AMERICAN CARE COMMUNITIES, INC. has thirteen facilities located in North Carolina, one in Florida and one in Maine.

The consideration for the American Care acquisition was 1,300,000 shares of unregistered Greenbriar common stock issued to the sellers who consist of twelve persons, all of whom were previously unrelated to Greenbriar Corporation. Such consideration was determined by means of arm's length negotiations among the parties.

Upon closing of the acquisition, Floyd B. Rhoades, who until the acquisition, was Chairman, President, Chief Executive Officer and the majority shareholder of AMERICAN CARE COMMUNITIES, INC., entered into a three year employment agreement to become President and Chief Executive Officer of Greenbriar Corporation. Mr. Rhoades has also become a member of the Company's Board of Directors and its Executive Committee.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b)       The audited and unaudited interim financial information and pro forma financial information regarding American Care
                  Communities, Inc. ("American Care") are hereby incorporated by reference from pages F-11 through F-17 and pages F-38 through F-52 of Greenbriar's Proxy Statement dated December 19, 1996 relating to the Special Meeting of Stockholders held
                  December 30, 1996.

(c)    Exhibits.  The following exhibits are being filed herewith:
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            2.    Agreement and Plan of Merger (previously filed)

            99.1 The following pages of Greenbriar's Proxy Statement dated December 19, 1996: pages F-11 through F-17 and F-38 through F-52.
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                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            GREENBRIAR CORPORATION


Dated:____________          By:
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                               Name:   Gene S. Bertcher
                               Title:  Chief Financial Officer